UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

Stamps.com Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Avenue El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 482-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STMP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Stamps.com Inc. (“SDC”) entered into an Amended and Restated Credit Agreement, dated as of June 29, 2020, by and among SDC, Wells Fargo Bank, National Association (“Wells Fargo”), JPMorgan Chase Bank, N.A., and Bank of America, N.A., the lenders from time to time party thereto (the “Existing Lenders”), and Wells Fargo as administrative agent for the lenders (the “Credit Agreement”).

The Credit Agreement constitutes an amendment and restatement of SDC’s existing credit agreement with Wells Fargo and the Existing Lenders. The Credit Agreement provides for, among other things, a revolving credit facility of up to $130,000,000, with a $1,000,000 sublimit for letters of credit and a $5,000,000 sublimit for swingline loans. The proceeds of the loans advanced under the revolving credit facility are available for working capital and general corporate purposes of SDC and its subsidiaries.

The obligations of SDC under the Credit Agreement are jointly and severally and fully and unconditionally guaranteed by certain domestic subsidiaries of SDC, other than immaterial subsidiaries, as such term is defined in the Credit Agreement, subject to certain exceptions (such subsidiaries, together with SDC, collectively, the “Credit Parties”). The obligations of the Credit Parties under the Credit Agreement and the other loan documents delivered in connection therewith continue to be secured by a first priority security interest in substantially all of the existing and future personal property of the Credit Parties, including, without limitation, all Accounts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, and Intellectual Property, in each case, as such terms are defined in the Uniform Commercial Code as in effect in the State of New York, subject to certain exceptions, and by a first lien mortgage on SDC’s El Segundo real estate, all as further set forth in the Collateral Agreement, dated as of November 18, 2015, as amended by the Reaffirmation and Amendment Agreement, dated as of June 29, 2020, by and among the Credit Parties and Wells Fargo as administrative agent for the lenders (the “Reaffirmation Agreement”).

The interest rates per annum applicable to the revolving loans, other than swingline loans, under the Credit Agreement will be, at SDC’s option, calculated based on either a base rate or a LIBOR rate, as defined in the Credit Agreement, in each case plus an applicable margin percentage that fluctuates based on the consolidated total leverage ratio of SDC and its subsidiaries. Upon the occurrence of certain triggering events relating to the end of LIBOR, a different benchmark rate will replace LIBOR as the reference rate for interest accruing on the revolving loans. The interest rate per annum applicable to swingline loans under the Credit Agreement will be equal to a base rate plus an applicable margin percentage.

The maturity date for the revolving credit facility is June 29, 2022.

The Credit Agreement contains customary representations and warranties and certain covenants that limit (subject to certain exceptions) the ability of the Credit Parties to, among other things, (i) incur or guarantee additional indebtedness, (ii) incur or suffer to exist liens securing indebtedness, (iii) make investments, (iv) consolidate, merge or transfer all or substantially all of their assets, (v) sell assets, (vi) pay dividends or other distributions on, redeem or repurchase capital stock, and (vii) enter into transactions with affiliates.

In addition, the Credit Agreement contains financial covenants that (i) require the ratio of the amount of SDC and its subsidiaries’ consolidated total indebtedness to consolidated EBITDA to be less than certain maximum ratio levels, and (ii) require the ratio of the amount of SDC and its subsidiaries’ consolidated EBITDA to consolidated interest expense to be greater than a certain minimum ratio level, as further defined in the Credit Agreement.

In addition, the Credit Agreement contains a $20,000,000 minimum liquidity test as one of the conditions necessary to take certain otherwise prohibited actions such as permitted acquisitions.

The Credit Agreement also contains customary events of default. If such an event of default occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

The foregoing summary of the Credit Agreement and the Reaffirmation Agreement is a summary only and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and the Reaffirmation Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above related to the Credit Agreement and Reaffirmation Agreement is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished or filed herewith:

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of June 29, 2020, by and among Stamps.com Inc., a Delaware corporation, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., and Bank of America, N.A., the lenders from time to time party thereto, and Wells Fargo as administrative agent for the Lenders (as defined therein). Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

10.2
Reaffirmation and Amendment Agreement, dated as of June 29, 2020, by and among Stamps.com Inc., a Delaware corporation, the Grantors (as defined therein), in favor of Wells Fargo Bank, National Association as administrative agent for the benefit of the Secured Parties (as defined therein).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stamps.com Inc.
(Registrant)

July 2, 2020	/s/ Ken McBride
Date	(Signature)

Ken McBride
Chairman and Chief Executive Officer